AVANT! CONTACTS:                                              EXHIBIT 99.1

Greg Fawcett         John Huyett
Public Relations     CEO Staff
Tel: (510) 413-8022  Tel: (510) 413-8000

          AVANT! AND TECHNOLOGY MODELING
          ASSOCIATES (TMA) COMPLETE MERGER

          MERGER PRODUCES SIGNIFICANT COMPETITIVE ADVANTAGES
          FREMONT, CA, JANUARY 20, 1998--Avant! Corporation (Nasdaq:
          AVNT), the leader in deep-submicron integrated circuit design automation (ICDA) technology, announced that its merger with Technology Modeling Associates, Inc. (Nasdaq: TMAI) closed on Friday, January 16, 1998, after having been approved on January 15, 1998, by the shareholders of each company at their respective Special Meetings of Shareholders. All of the outstanding shares of TMA common stock will be converted to Avant! shares as of the close of business today.

          "We are pleased that the merger between Avant! and TMA has been completed," stated Gerald C. Hsu, chairman, president, and CEO of Avant! Corporation. "This acquisition gives Avant! the knowledge of silicon process technology that is crucial for successful VDSM design which demands accurate process modeling, extraction, timing, power, and noise analysis. Combining the TMA technology with Avant!'s advanced VDSM tools, including Milkyway and Apollo, Avant! now offers the industry's only ECAD-to-TCAD solution. Customers worldwide are already migrating to Milkyway, Apollo, and other new products announced at Avant!'s January 6, 1998 product launch. The rapid rate of this migration demonstrates the tremendous demand for Avant!'s new technology for the 21st Century," Hsu continued.

          MORE ABOUT AVANT!'s NEW PRODUCTS

          MILKYWAY--The Door to EDA Applications-TM- is the EDA industry's first common database and GUI for very deep-submicron (VDSM) IC design and analysis tools.

          APOLLO-TM- is a new generation place and route system for deep submicron (DSM) and VDSM IC designs. It addresses difficult VDSM design issues such as design complexity, area, timing, noise, and power.

          SOLAR II-TM- is a next-generation VDSM tool that combines logic, timing, and area optimization in a single design process.

          MARS-RAIL-TM- performs power rail design and analysis at gate level.

          STAR-TIME-TM- is a transistor-level simulator for timing and functional analysis. Star-Time works on full-chip designs containing in excess of 50 million transistors with 10 times of speed improvement.

          ABOUT AVANT!
          Avant! (pronounced ah VANH tee) Corporation develops, markets, and supports integrated circuit design automation (ICDA) software for the simulation, layout, verification, and analysis of deep submicron ICs including microprocessors, microcontrollers, application-specific standard products (ASSPs) and complex application-specific integrated circuits (ASICs) with sales offices worldwide. The company is headquartered in Fremont, California, with sales offices located worldwide. Telephone: +1 510 413-8000.
          Fax: +1 510-413-8080. Worldwide Web:
          http://www.avanticorp.com.
          --------------------------

                                           ###

          Avant!, Milkyway: The Door to EDA Applications, Apollo, Solar II, Mars-Rail, Star-Time are trademarks of Avant! Corporation. TMA is a trademark of Technology Modeling Associates, Inc. All other company and product names mentioned herein are trademarks or registered trademarks of their respective owners and should be treated as such.

          THE STATEMENTS CONTAINED HEREIN THAT ARE NOT PURELY HISTORICAL ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES AND EXCHANGE ACT OF 1934, INCLUDING STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, HOPES, INTENTIONS OR
          STRATEGIES REGARDING THE FUTURE. FORWARD LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING FUTURE SALES, MARKET GROWTH AND COMPETITION. ALL FORWARD LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED UPON INFORMATION AVAILABLE TO THE COMPANY AS OF THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD LOOKING STATEMENT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE
          COMPANY'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF AVANT! AND TECHNOLOGY MODELING ASSOCIATES TO
          SUCCESSFULLY INTEGRATE THEIR OPERATIONS AND OTHER FACTORS AND RISKS DISCUSSED IN THE COMPANY'S FORM S-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE ON JANUARY 13, 1998.